UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 7, 2026

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2019, Capital Southwest Corporation (the “Company”) established an “at-the-market” offering (the “ATM Program”) through which the Company may sell, from time to time through sales agents, shares of the Company’s common stock, par value $0.25 per share (the “Shares”). In connection with the ATM Program, the Company entered into the (i) third amended and restated equity distribution agreements, each dated May 26, 2021 (the “Third Amended and Restated Agreements”), with each of Jefferies LLC (“Jefferies”) and Raymond James & Associates, Inc. (“Raymond James”), and (ii) amended and restated equity distribution agreements, each dated May 26, 2021, with each of Citizens JMP Securities, LLC (“Citizens”) and B. Riley Securities, Inc. (“B. Riley”) (the “Amended and Restated Agreements” and, together with the Third Amended and Restated Agreements, in each case as amended on each of August 3, 2021, November 2, 2021, August 2, 2022, May 21, 2024, October 30, 2024, and May 19, 2026, the “Current Equity Distribution Agreements”).

On August 7, 2026, the Company added RBC Capital Markets, LLC (“RBC Capital Markets” and, together with Jefferies, Raymond James, Citizens and B. Riley, the “Sales Agents”) as an additional sales agent to the ATM Program. In connection therewith, on August 7, 2026, the Company entered into an equity distribution agreement with RBC Capital Markets (the “RBC Agreement” and, together with the Current Equity Distribution Agreements, collectively, the “Equity Distribution Agreements”). The Equity Distribution Agreements with each of the Sales Agents are on substantially the same terms and conditions as one another. Under the Equity Distribution Agreements, the Company may, but has no obligation to, issue and sell up to $2.0 billion in aggregate amount of Shares in the ATM Program, from time to time through Sales Agents, or to them, as principal for their own account. As of August 7, 2026, up to approximately $1.1 billion in aggregate amount of the Shares remains available for sale under the ATM Program.

Further details regarding the Equity Distribution Agreements and the ATM Program are set forth in the Company’s prospectus supplement, dated October 30, 2024, relating to the Shares (including the accompanying prospectus, dated October 29, 2024, the “ATM Prospectus Supplement”), supplement no. 1 to the ATM Prospectus Supplement, dated February 20, 2025 (“Supplement No. 1”), supplement no. 2 to the ATM Prospectus Supplement, dated May 20, 2025 (“Supplement No. 2”), supplement no. 3 to the ATM Prospectus Supplement, dated August 7, 2025 (“Supplement No. 3”), supplement no. 4 to the ATM Prospectus Supplement, dated November 3, 2025 (“Supplement No. 4”), supplement no. 5 to the ATM Prospectus Supplement, dated February 2, 2026 (“Supplement No. 5”), supplement no. 6 to the ATM Prospectus Supplement, dated May 19, 2026 (“Supplement No. 6”), and supplement no. 7 to the ATM Prospectus Supplement, dated August 7, 2026 (“Supplement No. 7” and together with the ATM Prospectus Supplement, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5, and Supplement No. 6, and, including, in each case, any information incorporated by reference therein, the “Prospectus”), filed by the Company with the Securities and Exchange Commission.

The foregoing description of the RBC Agreement is not complete and is qualified in its entirety by reference to the full text of the RBC Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Shares, if any, will be issued pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-282873) and the Prospectus, as supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
10.1	Equity Distribution Agreement, dated August 7, 2026, between Capital Southwest Corporation and RBC Capital Markets, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2026

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: President and Chief Executive Officer